                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                             Alltrista Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------

     (3) Filing Party:

     -------------------------------------------------------------------------

     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:




Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                             ALLTRISTA CORPORATION
               5875 Castle Creek Parkway, North Drive, Suite 440
                       Indianapolis, Indiana 46250-4330

                               ----------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 1, 2001

                               ----------------

   The Annual Meeting of Shareholders of Alltrista Corporation will be held at Indianapolis Marriott North, 3645 River Crossing Parkway, Indianapolis, Indiana 46240 on Friday, June 1, 2001, at 9:30 a.m. (EST) for the following purposes:

  1. To elect two directors for three-year terms expiring at the Annual Meeting of Shareholders to be held in 2004;

  2. To ratify the appointment of the firm of Ernst & Young LLP as independent accountants for 2001; and

  3. To transact any other business as may properly come before the meeting.

   Only holders of Common Stock of record at the close of business on March 23, 2001, are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

   A Proxy Statement appears on the following pages. A copy of the Annual Report for 2000 is being mailed to you with this Notice of Annual Meeting of Shareholders and Proxy Statement.

                                          By Order of the Board of Directors

                                               Garnet E. King
                                             Corporate Secretary

April 2, 2001
Indianapolis, Indiana


                            YOUR VOTE IS IMPORTANT

  You are urged to complete, date, sign and return your proxy in the enclosed envelope.

                             ALLTRISTA CORPORATION
               5875 Castle Creek Parkway, North Drive, Suite 440
                       Indianapolis, Indiana 46250-4330

                               ----------------

                                PROXY STATEMENT
                                 April 2, 2001

                               ----------------

                        ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 1, 2001

                               ----------------

To Shareholders of Alltrista Corporation:

   This Proxy Statement and the accompanying proxy card are furnished to shareholders in connection with the solicitation by the Board of Directors of the Corporation of proxies to be voted at the Annual Meeting of Shareholders to be held on June 1, 2001, and any adjournment thereof.

   A written report of the results of the vote will be mailed to each shareholder following the meeting.

   A shareholder of the Corporation who has submitted a proxy may revoke it at any time before it is voted, but only by executing and returning to the Corporate Secretary at 5875 Castle Creek Parkway, North Drive, Suite 440, Indianapolis, Indiana 46250-4330, a proxy bearing a later date, by giving written notice of revocation to the Corporate Secretary, or by attending the meeting and voting in person. Attendance at the meeting does not, by itself, revoke a proxy.

   A copy of the Annual Report to Shareholders of the Corporation, including financial statements and a description of its operations for the year 2000, has been mailed to each shareholder of record as of March 23, 2001, with this Proxy Statement. The approximate mailing date of this Proxy Statement and the accompanying proxy card is April 2, 2001.

   At the close of business on March 23, 2001, there were outstanding and entitled to vote 6,354,538 shares of Common Stock. Each share of Common Stock is entitled to one vote.

                             ELECTION OF DIRECTORS

   Under the Corporation's Articles of Incorporation, the Board of Directors of the Corporation is divided into three classes, as nearly equal in number as possible. One of the three classes is elected each year to succeed the directors whose terms are expiring. Directors hold office until the annual meeting for the year in which their terms expire or for the year next following their seventieth birthday and until their successors are elected and qualified unless, prior to that time, they have resigned, retired, or otherwise left office.

   The nominees for whom the enclosed proxy is intended to be voted are set forth below. All nominees have consented to be named as candidates in the Proxy Statement and have agreed to serve if elected. It is not contemplated that any of these nominees will be unavailable for election, but if such a situation should arise, the Board of Directors may select a substitute nominee, and in that event such shares as were voted "for" the nominee will be voted "for" the person substituted. The Board has no reason to believe that any of the nominees will be unable to serve. In accordance with the Indiana Business Corporation Law, directors are elected by a majority of the votes cast "for" or "against" the nominees by the shares entitled to vote in the election at a meeting at which a quorum is present. Abstentions and broker non-votes are considered neither a vote "for" nor "against" the nominees.

   Set forth below for each director nominee and continuing director are his or her principal occupation and employment during the past five years and certain other information.

                  Director Nominees And Continuing Directors

To be elected for a term of three years until the 2004 Annual Meeting (Class
II)

                      Director
      Name        Age  Since          Business Experience During the Past Five Years
      ----        --- -------- ------------------------------------------------------------
Richard L. Molen   60   1993   Mr. Molen was Chairman, President and Chief Executive
                               Officer of Huffy Corporation from September 1994 until his retirement in December 1997. Mr. Molen served as President and Chief Executive Officer of Huffy Corporation since April
                               1993, and has served on its Board of Directors since June
                               1984. Mr. Molen also serves as a director of Huntington Bank and Concrete Technology, Inc.

Lynda W. Popwell   56   1997   Ms. Popwell was President, Carolina Eastman Division of
                               Eastman Chemical Company from January 1998 until her
                               retirement in January 2000. From August 1995 until December
                               1997, she was Vice President, Health, Safety, Environment
                               and Security and Vice President, Quality of Eastman Chemical
                               Company. Ms. Popwell served as Vice President, Tennessee
                               Eastman Division from October 1994 until July 1995.

           The Board of Directors unanimously recommends a vote FOR the election of each nominee for Director named above.

Terms expiring at the 2002 Annual Meeting (Class III)

                       Director
      Name         Age  Since          Business Experience During the Past Five Years
      ----         --- -------- ------------------------------------------------------------
Douglas W. Huemme   59   1999   Mr. Huemme was Chairman and Chief Executive Officer of Lilly
                                Industries, Inc. from 1990 until his retirement in December
                                2000. He also served as President of Lilly Industries, Inc.
                                from 1990 until April 1999. Mr. Huemme was elected a
                                director of Lilly Industries, Inc. in 1990. Mr. Huemme also serves as a director of Meridian Mutual Insurance Company
                                and The Somerset Group, Inc.

Patrick W. Rooney   65   1993   Mr. Rooney was Chairman and Chief Executive Officer of
                                Cooper Tire & Rubber Company from January 1999 until his
                                retirement in June 2000. He served as Chairman, President, and Chief Executive Officer of Cooper Tire & Rubber Company
                                from October 1994 until December 1998. From January 1992
                                until October 1994, Mr. Rooney served as President and Chief
                                Operating Officer of Cooper Tire & Rubber Company. Mr.
                                Rooney was named President and elected a director of Cooper
                                Tire & Rubber Company in February 1990. Mr. Rooney also
                                serves as a director of Huffy Corporation.

Robert L. Wood      46   2000   Mr. Wood has been Business Group President for Thermosets
                                for The Dow Chemical Company since April 2000. He served as
                                Business Vice President for Polyurethanes of The Dow
                                Chemical Company since May 1997 until April 2000. He served as Business Vice President for Engineering Plastics of Dow
                                Plastics, The Dow Chemical Company from October 1995 until
                                May 1997. Mr. Wood also serves as a director for CoMerica
                                Bank's Midland Region.

Terms expiring at the 2003 Annual Meeting (Class I)

                     Director
     Name        Age  Since          Business Experience During the Past Five Years
     ----        --- -------- ------------------------------------------------------------
Thomas B. Clark   55   1994   Mr. Clark has been President and Chief Executive Officer of the Corporation since January 1995 and has been elected to the additional post of Chairman of the Board effective as of the date of the May 2000 annual meeting. Mr. Clark was
                              elected a director of the Corporation in May 1994 and served as President and Chief Operating Officer of the Corporation
                              from March 1994 until December 1994. From April 1993 until
                              February 1994, Mr. Clark served as Senior Vice President and
                              Chief Financial Officer of the Corporation. Mr. Clark also serves as a director of First Merchants Corporation.

David L. Swift    64   1993   Mr. Swift was Chairman, President and Chief Executive
                              Officer of Acme-Cleveland Corporation from January 1993
                              until his retirement in July 1996. Mr. Swift served as
                              President and Chief Executive Officer of Acme-Cleveland
                              Corporation since April 1987. Mr. Swift also serves as a
                              director of LESCO, Inc.; Twin Disc, Incorporated and CUNO
                              Incorporated.

                 VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

   So far as is known to the Board of Directors, the following table indicates the only beneficial owners of more than five percent of the Corporation's outstanding Common Stock as of March 23, 2001. The information shown below is derived from the latest reports provided to the Corporation by the entities named below. Unless otherwise noted, the Corporation believes that the persons named in this table have sole voting and dispositive power with respect to the shares listed.

                                                       Shares
                                                    Beneficially    Percent of
      Name and Address of Beneficial Owner             Owned        Class(/6/)
      ------------------------------------          ------------    ----------
      AXA Financial, Inc...........................   756,730(/1/)    11.90%
        1290 Avenue of the Americas, 11th Floor
        New York, NY 10104
      Marlin Partners II, L.P......................   620,800(/2/)     9.76
        555 Theodore Fremd Avenue, Suite B-302
        Rye, NY 10580
      First Manhattan Co...........................   605,459(/3/)     9.52
        437 Madison Avenue
        New York, NY 10022-7002
      Steel Partners II, L.P.......................   587,300(/4/)     9.24
        150 East 52nd Street, 21st Floor
        New York, NY 10022
      Wachovia Corporation and Wachovia Bank,
       National Association........................   364,700(/5/)     5.73
        100 North Main Street
        Winston-Salem, NC 27104

--------
(1) Based solely on a Schedule 13G filed as amended and filed February 12, 2001, with the Securities and Exchange Commission ("SEC") by a group (collectively referred to hereinafter as the "AXA Group") and their subsidiaries. The AXA Group includes AXA Financial, Inc.; AXA, the majority shareholder of AXA Financial, Inc.; and four French mutual insurance companies which, as a group, control AXA: AXA Assurances I.A.R.D Mutuelle, AXA Assurances Vie Mutuelle, AXA Conseil Vie Assurances Mutuelle and AXA Courtage Assurances Mutuelle. The address of AXA is 25, avenue Matignon, 75008 Paris, France. The address for AXA Assurances I.A.R.D Mutuelle, AXA Assurances Vie Mutuelle and AXA Conseil Vie Assurances Mutuelle is 370, rue Saint Honore, 75001 Paris, France. The address for AXA Courtage Assurances Mutuelle is 26, rue Louis le Grand, 75002 Paris, France. The AXA Group has sole voting power over 627,875 of these shares and shared voting power over 7,305 of these shares.
(2) Based solely on a Schedule 13D filed January 29, 2001, with the SEC by Marlin Partners II, L.P.
(3) Based solely on a Schedule 13G as amended and filed February 7, 2001, with the SEC by First Manhattan Co. The Schedule 13G further reports that First Manhattan Co. has sole dispositive power and power to vote 17,550 of these shares, shared power to vote 581,099 of these shares, and shared dispositive power of 587,909 of these shares. First Manhattan Co. disclaims dispositive power as to 1,000 of such shares and beneficial ownership as to 91,300 of such shares.
(4) Based solely on a Schedule 13D filed January 16, 2001, with the SEC by Steel Partners II, L.P.
(5) Based solely on a Schedule 13G as amended and filed February 14, 2001, with the SEC by Wachovia Corporation and Wachovia Bank, National Association. The Schedule 13G further reports that Wachovia Corporation and Wachovia Bank, National Association has sole dispositive power and power to vote 364,550 of these shares, shared dispositive power and power to vote 150 of these shares.
(6) Percent of Class is based upon the common shares outstanding and entitled to vote as of March 23, 2001. There were 6,354,538 shares outstanding and entitled to vote as of March 23, 2001.

                SECURITY OWNERSHIP BY MANAGEMENT AND DIRECTORS

   The following table lists the beneficial ownership of Common Stock of the Corporation, as of the close of business on March 23, 2001, held by director nominees, continuing directors, each of the non-director executive officers named in the Summary Compensation Table, and all directors and executive officers as a group. Unless otherwise noted, the beneficial owner has sole voting and investment power.

                                                         Shares
                                                      Beneficially    Percent of
Name of Beneficial Owner                               Owned(/1/)     Class(/3/)
------------------------                              ------------    ----------
Kevin D. Bower.......................................    15,483             *
Thomas B. Clark......................................    72,863(/2/)     1.14%
Douglas W. Huemme....................................     1,675             *
Angela K. Knowlton...................................     4,707             *
Jerry T. McDowell....................................    51,472             *
Richard L. Molen.....................................     5,400             *
Lynda W. Popwell.....................................     3,425             *
Patrick W. Rooney....................................     5,500             *
David L. Swift.......................................     6,100             *
J. David Tolbert.....................................     6,301             *
Robert L. Wood.......................................     1,000             *
All of the above and present executive officers as a
 group (11 persons)..................................   173,926          2.69%

--------
*  Less than 1%
(1) The shares shown include the following shares that may be purchased pursuant to stock options that are exercisable within 60 days of March 23, 2001: Mr. Bower, 11,459 shares; Mr. Clark, 33,500 shares; Mr. Huemme, 1,000 shares; Ms. Knowlton, 3,500 shares; Mr. McDowell, 27,752 shares; Mr. Molen, 5,050 shares; Ms. Popwell, 3,000 shares; Mr. Rooney, 4,700 shares; Mr. Swift, 5,400 shares; Mr. Tolbert, 4,500 shares; Mr. Wood, 1,000 shares, and all of the above and the present executive officers as a group, 100,861.
(2) Includes 29,791 shares held in trust for which he disclaims any beneficial ownership.
(3) Percent of Class is based upon the common shares outstanding and entitled to vote as of March 23, 2001.
  There were 6,354,538 shares outstanding and entitled to vote as of March
  23, 2001.

                          BOARD OF DIRECTORS MEETINGS

   The Board of Directors met nine times during 2000. All directors of the Corporation's Board of Directors attended at least 75 percent of the aggregate of (1) the total number of meetings of the Board of Directors and (2) the total number of meetings held by all committees of the Board on which they served.

                        CERTAIN COMMITTEES OF THE BOARD

   The standing committees of the Board of Directors are the Audit, Executive Compensation, Corporate Governance and Nominating and Strategy Committees.

Executive Compensation Committee

   The Executive Compensation Committee is comprised of four directors:
Messrs. Rooney (Committee Chairman), Molen, Swift and Wood. The duties of the Executive Compensation Committee are to (a) approve the salaries of all elected corporate officers and other employees of the Corporation, as the Board of Directors may determine and direct from time to time; (b) approve the Corporation's schedule of salary ranges and grades for all salaried employees;
(c) approve the Corporation's schedule for approval signatures to be required for salary and employee status changes; (d) approve the Corporation's incentive compensation program, including its design, administration, participation basis and participation rates, as they apply to all elected corporate officers and other employees of the Corporation, as the Board of Directors may determine and direct from time to time; (e) approve major salaried employee benefit plans and changes thereto, including plan additions, terminations, and discontinuations; (f) direct the administration of the Corporation's long-term equity incentive plans and deferred compensation plans in accordance with such plans; (g) designate from time to time those officers and other key employees of the Corporation and its subsidiaries to whom equity awards are to be granted, approve the quantity of such awards granted from time to time to any individual, and determine the exercise price of any options granted; and (h) perform such other functions with respect to employee compensation as may be requested by the Board of Directors. The Executive Compensation Committee met three times during 2000.

Corporate Governance and Nominating Committee

   The Corporate Governance and Nominating Committee is comprised of five directors: Messrs. Molen (Committee Chairman), Clark, Huemme and Rooney and Ms. Popwell. The duties of the Nominating Committee are to review and make recommendations regarding (a) the organization and structure of the Board; (b) the candidate for Chairman of the Board; (c) the qualifications for director candidates; (d) the candidates for election to the Board; and (e) the effectiveness of the Board and each director in the corporate governance process. The Nominating Committee met once during 2000. The Nominating Committee seeks potential nominees for Board membership in a number of ways and will consider nominees recommended by shareholders. Any such recommendation should be in writing and addressed to the Corporate Secretary, Alltrista Corporation, 5875 Castle Creek Parkway, North Drive, Suite 440, Indianapolis, Indiana 46250.

Strategy Committee

   The Strategy Committee is comprised of four directors: Messrs. Swift (Committee Chairman), Clark, Huemme, and Molen. The duties of the Strategy Committee are to (a) review the major business strategies of the Corporation as formulated by management; (b) provide counsel to management regarding elements of strategy; and (c) to provide a continuing interface between management and the Board of Directors with respect to corporate level strategy. The Strategy Committee met once during 2000.

Audit Committee

   The Audit Committee is comprised of three directors, Messrs. Swift (Committee Chairman) and Wood and Ms. Popwell. The duties of the Audit Committee are to: (a) recommend for nomination by the Board of Directors the independent certified public accountants who shall conduct the annual audit of the Corporation; (b) assist the Board of Directors in fulfilling its fiduciary responsibilities relating to corporate accounting and reporting practices through review of accounting principles, policies, and changes thereto, financial statements, and general financial disclosure procedures; (c) maintain, through periodic meetings, a direct line of communication with the independent accountants to provide for exchanges of views and information; and
(d) review management's evaluation of the adequacy of the Corporation's internal control structure and the extent to which major recommendations made by the independent accountants have been implemented. The number of meetings held during the fiscal year is set forth in the "Report of the Audit Committee," included in this annual proxy statement. The Audit Committee is governed by a written charter approved by the Board of Directors. A copy of this charter is included in Appendix A.

                         Report of the Audit Committee

   The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

   The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent auditors the auditors' independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board, and considered the compatibility of non-audit services with the auditors' independence.

   The Committee discussed with the Company's independent auditors the overall scope and plans for their respective audits. The Committee meets with the independent auditors, with and without management present, to discuss the results of their examination, their evaluation of the Company's internal controls, and the overall quality of the Company's financial reporting. The Committee held two meetings during fiscal year 2000.

   In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended, subject to shareholder approval, the selection of the Company's independent auditors for the fiscal year 2001.

Respectfully submitted.                   Audit Committee
                                          David L. Swift, Chairman
                                          Lynda W. Popwell
                                          Robert L. Wood

                            EXECUTIVE COMPENSATION

                Report Of The Executive Compensation Committee

Introduction

   The Corporation's Executive Compensation Committee ("Committee") consists of four directors, all of whom have considerable experience in executive compensation issues and management development. No member of the Committee has ever been an officer or employee of the Corporation, nor is there a direct or indirect relationship between any of the members of the Committee and any of the Corporation's executive officers.

   The Board of Directors of the Corporation has established certain benefit plans. These plans currently include the Alltrista Corporation 1999 Economic Value Added and Growth Incentive Compensation Plan for Key Members of Management ("EVA/Growth Plan"), the Alltrista Corporation 1993 Deferred Compensation Plans ("Deferred Compensation Plans"), the Alltrista Corporation Excess Savings and Retirement Plan ("Excess Savings and Retirement Plan"), the Alltrista Corporation 1996 Employee Stock Purchase Plan, the Alltrista Corporation 1997 Deferred Compensation Plan for Directors, and the Alltrista Corporation 1998 Long-Term Equity Incentive Plan (the "Equity Plan").

   The Committee annually determines compensation of the Corporation's senior management and its executive officers, oversees the administration of executive programs, and has approved a compensation philosophy for the Corporation, which is described below.

Executive Compensation Philosophy

   The basic elements of the Corporation's compensation philosophy are to provide competitive annual compensation combined with long-term reward opportunities and risks by linking management's compensation to the Corporation's success in creating value for its shareholders. The total compensation package, which includes base salary, incentive compensation and long-term incentive opportunities in the form of stock, is designed to allow the Corporation to attract, motivate, and retain top quality executives.

   An executive's total compensation, including the Chief Executive Officer's, is determined after a subjective review of the executive's objectives and performance compared to peers within the Corporation. The Corporation also compares the pay of executives in similar positions of other manufacturing firms of similar size (based upon sales, business activity and total employment) as reflected in studies and salary surveys, prepared by compensation consulting firms, which are among those most widely used. The comparison is made against a database of many industrial corporations rather than only companies in the various industries in which the Corporation does business because the Committee believes industrial corporations generally represent the Corporation's most direct competitors for executive talent.

   The combination of base salary and target incentive compensation is intended to result in compensation ranges having an upper limit which is approximately 20% above, and a lower limit which is approximately 20% below, median levels of comparable industrial companies for equivalent positions. The target compensation level within the 20% range above and below the median for each executive, other than the Chief Executive Officer, is established based on recommendations from the Chief Executive Officer, together with the Committee's consideration of the executive's responsibilities and individual performance versus predetermined personal goals and objectives. Target total compensation for Mr. Clark was within the established percentile range for 2000.

Cash Compensation

   For 2000, base salaries and target incentive compensation participation rates (percentage of base salary) for the Corporation's executive officers were established by the Committee. Base salary and incentive compensation (total cash compensation) earned in 2000 by the Named Executive Officers are reflected in the "Salary" and "Bonus" columns in the Summary Compensation Table.

   Once the appropriate target total compensation for an executive is established, target base salary is determined by dividing target total compensation by the sum of one plus the executive's incentive compensation participation rate. For example, Mr. Clark's incentive compensation participation rate for 2000 was 65%.

Accordingly, his base target salary was calculated by dividing his target total compensation by 1.65. Consequently, when target performance as defined in the EVA/Growth Plan is attained, Mr. Clark will be paid a total compensation which equals the amount established by the Committee as appropriate for his performance when compared to executives in similar positions at other companies. Target incentive compensation participation rates are set by level of responsibility and represent a greater proportion of total compensation as the responsibility of the executive increases. As a result, senior executives have a significant portion of total compensation "at risk" and dependent on increasing economic value. The 2000 target incentive compensation for Mr. Clark was 65% of his base salary; for Mr. Bower, Mr. McDowell, 50% of their base salary; and for Mr. Tolbert and Ms. Knowlton, 30% of their base salary. The award to Mr. McDowell is based 75% on the performance of the Metals Group for which he is responsible and 25% on the performance of the Plastics Group, for year ended December 31, 2000; incentive compensation for Mr. McDowell was earned at a negative 0.28 times the target incentive compensation established under the EVA/Growth Plan; therefore, Mr. McDowell did not receive a payment from the EVA/Growth Plan for 2000. For the year ended December 31, 2000, incentive compensation for other corporate level participants was earned at a negative 0.27 times the target incentive compensation established under the EVA/Growth Plan; therefore, Mr. Clark and the other corporate level participants did not receive a cash payment from the EVA/Growth Plan for 2000.

   The EVA/Growth Plan awards incentive compensation to the Named Executive Officers, as defined below, based upon performance of the Corporation relative to Economic Value Added ("EVA") and growth targets, and the awards of the individuals in each division are based on the performance of the respective divisions relative to their EVA and growth targets. The program applies to all key employees and all executive officers, including the Chief Executive Officer.

   Incentive compensation is not, in part or in total, discretionary, but instead is driven by actual EVA and growth compared to established targets. The target return on invested capital ("EVA target") for any year is determined in accordance with the provisions of the EVA/Growth Plan. The EVA target for a year is a function of the prior year's target, adjusted up or down depending on the prior year's actual performance versus the prior year's target, i.e., if actual performance exceeds target, the target for the following year is increased by a portion of such excess; if actual performance is less than target, the target for the following year is reduced by a portion of such shortfall. This adjustment process is carried out according to a specific formula and is not discretionary. The growth target is based on several factors including market growth rates, operational plans for the year and the Corporation's overall long-term growth objectives. The purpose of the EVA/Growth Plan is to encourage sustained value creation by the management of the Corporation by establishing a direct link between EVA and growth achieved and incentive compensation payments. This approach establishes a link between shareholder value and incentive compensation.

   There is no maximum limit on the annual amount of incentive compensation which can be earned; however, incentive compensation earned in any year in excess of two times the individual's target incentive compensation is accrued in a contingent "bank." The amount of incentive compensation earned in a year may be negative, in which case such negative amount is applied against any positive bank balance resulting from prior years' performance, and may result in a negative bank balance. One-third of the beginning of the year bank balance, after consideration of any negative incentive compensation from the current year, is paid to the individual in combination with the current year's incentive compensation. If an individual has a negative bank balance at the beginning of the year and earns incentive compensation for the year, up to one-third of the amount earned in excess of the individual's target incentive compensation for the year is used to reduce the negative bank balance. Positive bank balances remain completely at risk at all times except in the event of death or disability. A positive bank balance at death or disability will be paid in full without adjustment for negative performance in the year following such death or disability. Upon retirement, the bank balance will be paid in full after reflecting for any negative performance in the year following the year of retirement. The bank balance will be forfeited upon any other termination of employment. The negative performance amounts earned for 2000 were applied against the positive bank balances carried over from prior years' performance for the Named Executive Officers, including the Chief Executive Officer, thus reducing the balances that otherwise would have been distributed in future years.

   Pursuant to the Deferred Compensation Plans, certain participants in the EVA/Growth Plan, which includes all of the Named Executive Officers, may elect to receive in cash all or any part of the incentive compensation payable, with the remaining portion deferred under various deferred compensation options selected by the participant. The participant may elect to have the deferrals paid at a future date, either in a lump sum or in up to fifteen substantially equal annual installments.

Long-Term, Equity-Based Employee Incentive Compensation

   The Corporation's Long-Term Equity Incentive Plan (the "Equity Plan") is designed to give the Board discretion and flexibility in designing incentive compensation packages to motivate executive officers and key employees to maximize shareholder value. Pursuant to the Equity Plan, the Board may issue to non-employee directors, executive officers and key employees of the Corporation incentive stock options, nonqualified stock options, restricted stock, stock equivalent units, stock appreciation rights and other stock-related forms of incentive compensation. The specific types and size of awards to be granted (other than options granted to non-employee directors) and the terms and conditions of such awards will be determined by the Committee subject to the provisions of the Equity Plan.

   Pursuant to the provisions of the Equity Plan, the Committee implemented a long-term incentive plan in 1998. This plan provides for the award of stock equivalent units to select key employees, including the Named Executive Officers. Participants receive an award for a target number of stock equivalent units and have the right to convert these units into Common Shares of the Company provided that specified levels of performance for a three-year period as established by the Committee are achieved. In the event that a minimum level of performance is not achieved no stock equivalent units may be converted and such units are forfeited. If actual performance exceeds target, participants are able to earn additional stock equivalent units subject to a maximum of 150% of the original award. The performance period for the 1998 program of this plan is fiscal years 1998, 1999, and 2000, in which Mr. Clark received an award of 2,333 stock equivalent units for the third year of this program. The performance period for the 1999 program of this plan is fiscal years 1999, 2000, and 2001, in which Mr. Clark received an award of 2,759 stock equivalent units for the second year of this program. The performance period for the 2000 program of this plan is fiscal years 2000, 2001, and 2002, in which Mr. Clark received an award of 2,992 stock equivalent units for the first year of this program. The 1998 program ended December 31, 2000, and as a result of the actual levels of performance during the three-year period there was no payout for the Named Executive Officers, including Mr. Clark.

   Under the Corporation's Equity Plan, stock options may be granted to the Corporation's executive officers and other key employees. The Committee has set guidelines which determine the number of shares to be granted and the frequency of stock option awards. These guidelines, which are applicable to all participants including the Chief Executive Officer, provide that awards will generally be based upon the employee's position within the Corporation and a subjective review of the employee's performance. Any such decision would be subjective in nature and not based upon any objective factors. The stock option awards to each individual are not conditioned on the number of previously granted options. All awards are made by the Committee, which has the discretion to elect not to award stock option grants. Stock options are typically granted with an exercise price equal to the closing market price of the Common Stock on the date of the grant and become exercisable at a rate of 25% annually beginning on the first anniversary of the grant. Mr. Clark received an incentive stock option grant of 15,000 shares in 2000.

   The Corporation's Equity Plan allows the Committee to award grants of shares of restricted stock to select key employees, including the Named Executive Officers. Such grants have been made primarily under circumstances associated with initial employment or a significant increase in responsibility. Mr. Clark, as Chief Executive Officer, holds no restricted stock. Among other restrictions, the Equity Plan requires that any restricted stock issued on which the restrictions have not lapsed must be returned to the Corporation if the employee's employment with the Corporation is terminated for any reason other than death or disability. The restrictions on all grants made through December 31, 2000 lapse at a rate of 20% annually beginning on the first anniversary of the award. The Committee may grant shares of restricted stock whose restrictions lapse as a function of parameters other than the passage of time. The holders of restricted stock have a right to vote the shares and receive dividends, if declared. There were no restricted stock grants to the Named Executive Officers in 2000.

   The Committee believes that the total compensation package has been designed to motivate executive officers and focus on increasing the market value of the Corporation's Common Stock. The following tables reflect the compensation structure being pursued by the Committee.

Respectfully submitted.                   Executive Compensation Committee
                                          Patrick W Rooney, Chairman
                                          Richard L. Molen
                                          David L. Swift
                                          Robert L. Wood

                          Summary Compensation Table

   The following table sets forth a summary of the annual and long-term compensation of the Chief Executive Officer and the four other most highly compensated executive officers (the "Named Executive Officers") of the Corporation for the year ended December 31, 2000 for services in all capacities to the Corporation.

                               Annual Compensation  Long Term Compensation
                               ------------------- ------------------------
                                                      Award       Payout
                                                   ----------- ------------
                                                   Securities
   Name and Principal                              Underlying      LTIP         All Other
        Position          Year  Salary  Bonus(/1/) Options (#) Payouts(/2/) Compensation(/3/)
   ------------------     ---- -------- ---------- ----------- ------------ -----------------
Thomas B. Clark.........  2000 $331,923  $      0    15,000      $     0         $65,856
 Chairman, President and  1999  309,461   402,300         0        3,226          48,152
 Chief Executive Officer  1998  281,134   248,523         0        4,839          36,597

Kevin D. Bower..........  2000  174,615         0    10,000            0          13,805
 Senior Vice President
  and                     1999  157,692   157,692         0          860          12,400
 Chief Financial Officer  1998  149,038   101,346         0        1,290          11,218

Angela K. Knowlton(/4/).  2000  123,461         0     7,500            0           8,344
 Vice President, Finance
 and Treasurer

Jerry T. McDowell.......  2000  216,407         0    10,000            0          52,217
 Group Vice President,    1999  201,638   201,638         0       22,630          57,097
 Metal Products           1998  209,192   104,596         0       11,315          41,780

J. David Tolbert .......  2000  134,653         0     7,500            0          10,119
 Vice President, Human
  Resources               1999  129,615    77,769         0            0           9,887
 and Administration       1998  117,692    48,018         0            0           8,680

--------
(1) The Named Executive Officers did not receive a payment from the EVA/Growth Plan for 2000.
(2) Represents amounts paid from the "bank" under the Corporation's EVA/Growth Plan for prior performance (See "Report of The Executive Compensation Committee, Cash Compensation"). For the year 2000, the following negative performance amounts were applied against the positive bank balances carried over from prior year's performance, thus reducing the balances that otherwise would have been distributed in future years: Mr. Clark, ($58,252); Mr. Bower, ($23,573); Ms. Knowlton, ($10,000); Mr. McDowell,
    ($30,297) and Mr. Tolbert, ($10,906).
(3) The amounts shown in the All Other Compensation column for 2000 are comprised as follows:
    Mr. Clark--above-market interest on deferred compensation account, $11,825; life insurance premiums, $828; long-term disability premiums, $6,741; the Corporation's match on the employee's 401(k) contribution, $6,800; the Corporation's additional contribution to the employee's 401(k), $7,650; the Corporation's contribution to the excess savings and retirement account for 2000, $32,012.
    Mr. Bower--life insurance premiums, $828; long-term disability premiums, $995; the Corporation's match on the employee's 401(k) contribution, $6,800; the Corporation's additional contribution to the employee's 401(k), $2,550; the Corporation's contribution to the excess savings and retirement account for 2000, $2,632.
    Ms. Knowlton--life insurance premiums, $690; long-term disability premiums, $609; the Corporation's match on the employee's 401(k) contribution, $4,938; the Corporation's additional contribution to the employee's 401(k), $1,700; the Corporation's contribution to Employee Stock Purchase Plan, $260; the Corporation's contribution to the excess savings and retirement account for 2000, $147.
    Mr. McDowell--above-market interest on deferred compensation account, $21,670; life insurance premiums, $828; long-term disability premium, $1,233; the Corporation's match on the employee's

    401(k) contribution, $6,800; the Corporation's additional contribution to the employee's 401(k), $7,650; the Corporation's contribution to the excess savings and retirement account for 2000, $14,036.
    Mr. Tolbert--life insurance premiums, $744; long-term disability premiums, $665; the Corporation's match on the employee's 401(k) contribution, $5,386; the Corporation's additional contribution to the employee's 401(k), $1,700; the Corporation's contribution to Employee Stock Purchase Plan, $1,200; the Corporation's contribution to the excess savings and retirement account for 2000, $424.
(4) Information regarding annual and long-term compensation for Ms. Knowlton for 1999 and 1998 has not been included as she was not a Named Executive Officer for those years.

Long-Term Incentive Plan

                          Awards in Last Fiscal Year

   The following table summarizes the performance share grants of stock equivalent units in 2000 for the Named Executives Officers.

                                                        Estimated Future Payouts
                                                         Under Non-Stock Price-
                                                          Based Plans(/4/)(/5/)
                                            Performance -------------------------
                                              Period    Threshold Target  Maximum
                                Number         Until      (# of    (# of   (# of
   Name                        of Units     Maturation   shares)  shares) shares)
   ----                        --------     ----------- --------- ------- -------
Thomas B. Clark...............  2,333(/1/)   1998-2000     -0-     2,333   3,499
                                2,759(/2/)   1999-2001     -0-     2,759   4,138
                                2,992(/3/)   2000-2002     -0-     2,992   4,488
Kevin D. Bower................    705(/1/)   1998-2000     -0-       705   1,058
                                  833(/2/)   1999-2001     -0-       833   1,249
                                  904(/3/)   2000-2002     -0-       904   1,356
Angela K. Knowlton............    411(/1/)   1998-2000     -0-       411     617
                                  486(/2/)   1999-2001     -0-       486     729
                                  527(/3/)   2000-2002     -0-       527     791
Jerry T. McDowell.............    705(/1/)   1998-2000     -0-       705   1,058
                                  833(/2/)   1999-2001     -0-       833   1,249
                                  904(/3/)   2000-2002     -0-       904   1,356
J. David Tolbert..............    411(/1/)   1998-2000     -0-       411     617
                                  486(/2/)   1999-2001     -0-       486     729
                                  527(/3/)   2000-2002     -0-       527     791

--------
(1) The third grant of Stock Equivalent Units ("Units") for the performance period of three consecutive calendar years beginning January 1, 1998 under the 1998 Long-Term Equity Incentive Plan. The three-year program 1998-2000 ended December 31, 2000 and as a result of the actual levels of performance during the three-year period there was no payout for this Plan.
(2) The second grant of stock Units for the performance period of three consecutive calendar years beginning January 1, 1999, under the 1998 Long-Term Equity Incentive Plan.
(3) The first grant of stock Units for the performance period of three consecutive calendar years beginning January 1, 2000, under the 1998 Long-Term Equity Incentive Plan.
(4) Units will be convertible into shares of Common Stock following the end of the three-year performance period based on the Corporation's actual performance compared to threshold, target and maximum performance levels established by the Committee. If the threshold level of performance is not exceeded, the Units will be forfeited and no shares of Common Stock will be issued. If the target level of performance is achieved, then Units will be convertible into shares of Common Stock equal in number to the target number of shares of Common Stock. If the maximum level of performance is achieved or exceeded, then Units will be convertible into shares of Common Stock equal in number to 150% of the target number of shares. The number of shares into which Units are convertible for levels of performance between threshold and target and between target and maximum will be based on interpolation. If a recipient of Units terminates employment prior to the end of the three-year performance period for any reason other than retirement, disability or death, the recipient forfeits all rights with respect to the Units.
(5) The Estimated Future Payout for Target and Maximum are as of the grant date for each performance period. The three-year program 1998-2000 ended December 31, 2000 and as a result of the actual levels of performance during the three-year period there was no payout for this Plan.

                             Option Grants In 2000

   The following table summarizes the grants of stock options awarded during 2000 under the Corporation's Stock Option Plan to the Named Executive Officers.

                                                                                      Potential Realizable Value
                                                                                       at Assumed Rates of Stock
                                                                                        Price Appreciation for
                                    Individual Grants                                      Option Term(/3/)
                         ----------------------------------------                     ---------------------------
                                              Percentage of Total
                         Number of Securities Options Granted to  Exercise
                              Underlying      Employees in Fiscal  Price   Expiration
   Name                  Options Granted(/1/)        2000         ($/Sh.)  Date(/2/)       5%            10%
   ----                  -------------------- ------------------- -------- ---------- ------------- -------------
Thomas B. Clark.........        15,000               20.5%         $12.50  12/21/2010 $     117,917 $     298,826
Kevin D. Bower..........        10,000               13.7%          12.50  12/21/2010        78,611       199,217
Angela K. Knowlton......         7,500               10.3%          12.50  12/21/2010        58,958       149,413
Jerry T. McDowell.......        10,000               13.7%          12.50  12/21/2010        78,611       199,217
J. David Tolbert........         7,500               10.3%          12.50  12/21/2010        58,958       149,413

--------
(1) Options were granted to the Names Executive Officers on December 21, 2000, and are exercisable in four equal annual installments beginning one year from the date of grant.
(2) Subject to earlier expiration if the executive officer ceases to be an employee of the Corporation.
(3) The dollar amounts under these columns are the result of calculation at the 5% and 10% rates set by the Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation, if any, in the market value of the Corporation's Common Stock.

                      Aggregated Option Exercises In 2000
                       And Fiscal Year-End Option Values

   The following table summarizes the stock options exercised during 2000 and the stock options outstanding on December 31, 2000, for the Named Executive Officers.

                                                    Number of Securities      Value of Unexercised
                                                  Underlying Unexercised at  In-the-Money Options at
                                                      December 31, 2000      December 31, 2000(/1/)
                         Shares Acquired  Value   ------------------------- -------------------------
   Name                    on Exercise   Realized Exercisable Unexercisable Exercisable Unexercisable
   ----                  --------------- -------- ----------- ------------- ----------- -------------
Thomas B. Clark.........       -0-        $0.00     31,750       16,750       $1,875       $15,000
Kevin D. Bower..........       -0-         0.00     10,834       10,625          364        10,000
Angela K. Knowlton......       -0-         0.00      3,125        7,875            0         7,500
Jerry T. McDowell.......       -0-         0.00     26,502       11,250        3,403        10,000
J. David Tolbert........       -0-         0.00      7,875        1,000          250         7,500

--------
(1) Before taxes. The dollar value reported is based on the difference between the exercise price of the option outstanding and the market price of Alltrista Common Stock at the close of trading on December 31, 2000. The closing market price on that date was $13.50 per share.

                         Change of Control Agreements

   The Corporation has change of control severance agreements with the Named Executive Officers. The agreements are effective on a year-to-year basis and would provide severance benefits in the event of both a change of control of the Corporation and an actual or constructive termination of employment within two years after a change in control. Under the agreements, a "change in control" can occur by virtue, in general terms, of an acquisition by any person of 30 percent or more of the Corporation's voting shares; a merger in which the shareholders of the Corporation before the merger own 50 percent or less of the Corporation's voting shares after the merger; shareholder approval of a plan of liquidation or to sell or dispose of substantially all of the assets of the Corporation; or if, during any two-year period, directors at the beginning of the period fail to constitute a majority of the Board of Directors. "Actual termination" is any termination other than by death or disability, by the Corporation for cause, or by the executive other than for constructive termination. "Constructive termination" means, in general terms, any significant reduction in duties, compensation or benefits or change of office location from those in effect immediately prior to the change in control, unless agreed to by the executive.

   The severance benefits payable, in addition to base salary and incentive compensation accrued through the date of termination, shall include (i) three times current annual base salary and target incentive compensation; (ii) the bargain element value of then outstanding stock options; (iii) the value of then outstanding common stock equivalents; (iv) an amount equal to the employer and matching contributions the individual would have received under the Corporation's defined contribution plans for a period of 3 years; (v) life, disability, accident and health benefits for a period of 35 months; (vi) the amount of any "bank" balance of the individual under the Corporation's EVA/Growth Plan; (vii) outplacement services; and (viii) legal fees and expenses reasonably incurred in enforcing the agreements.

   The agreements for the Named Executive Officers were not entered into in response to any effort to acquire control of the Corporation.

                            Directors' Compensation

   Directors who are not employees of the Corporation receive as compensation an annual retainer of $12,000 and an annual fee of $1,500 if he or she serves as chairman of a Board committee. In addition, non-employee directors will be paid a fee of $750 for attendance at each Board of Directors meeting, $600 per day for attendance at one or more committee meetings, $625 for participation in a telephonic Board of Directors meeting, and $500 for participation in a telephonic committee meeting. If a non-employee director were to serve as Chairman of the Board, he would receive as compensation an annual retainer of $36,000, plus meeting fees at the same rate as those for other non-employee directors. Directors who are also employees of the Corporation receive no additional compensation for their service on the Board or on any Board committee.

   Pursuant to the Alltrista Corporation 1997 Deferred Compensation Plan for Directors, non-employee directors may elect to receive in cash all or any part of the director compensation payable, with the remaining portion deferred under various deferred compensation options selected by the participant. The participant may elect to have the deferrals paid at a future date, either in a lump sum or in up to fifteen substantially equal annual installments.

   The Corporation's Equity Plan authorizes the grant of an option to acquire 1,000 shares of the Corporation's Common Stock on April 30 of each year to each non-employee director. Ms. Popwell and Messrs. Huemme, Molen, Rooney, Swift and Wood each were granted an option to acquire 1,000 shares of common stock in 2000. The exercise price for each share of the Corporation's Common Stock subject to the option granted to such director will be equal to the fair market value of a share of the Corporation's Common Stock as of the date such option is granted. The option will be a non-qualified option and will expire ten years after the date it is granted. The option will become exercisable at the earlier of one year subsequent to the date the option was granted or upon the optionee's death, disability or attainment by the optionee of age 70.

Shareholder Return Performance Presentation

   Set forth below is a graph comparing the shareholder return from December 31, 1995, through December 31, 2000, for the Corporation, the Dow Jones US Total Market Index, and the Dow Jones Industrial--Diversified Index. The graph assumes that the beginning value of the Common Stock of the Corporation on each index was $100.

       Comparison of Cumulative Total Return Among Alltrista, Dow Jones US Total Market Index and Dow Jones Industrial--Diversified Index


                         December 31, December 31, December 31, December 31, December 31, December 31,
                             1995         1996         1997         1998         1999         2000
                         ------------ ------------ ------------ ------------ ------------ ------------
ALLTRISTA...............     $100         $143         $158         $133         $126         $ 75
D.J. US TOTAL MARKET....      100          122          161          201          247          224
D.J. INDUSTRIAL--
 DIVERSIFIED............      100          135          192          247          334          337

   The Dow Jones Industrial--Diversified Index was selected for comparison purposes since the Corporation is a multi-industry company. This index is comprised of companies that participate in two or more industries in the industrial market sector or whose products are used in many different industries.

     ACTIVITIES AND RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

   During 2000, Ernst & Young LLP rendered audit and non-audit services to the Corporation. Audit services included examinations of the consolidated financial statements required to be filed, reviews of quarterly financial data and filings with the Securities and Exchange Commission.

   The Board of Directors recommends that the shareholders vote for ratification of the appointment of Ernst & Young LLP as independent public accountants for 2001. If the appointment of Ernst & Young LLP is not ratified by the shareholders, the Audit Committee will select another firm of independent public accountants for 2001. Representatives of Ernst & Young LLP are not expected to be present at the Annual Meeting of Shareholders, and thus will not be available to respond to questions from, and to make statements to, the shareholders.

         The Board of Directors unanimously recommends a vote FOR the ratification of the appointment of Ernst & Young LLP
                     as independent accountants for 2001.

                                  AUDIT FEES

   For services rendered in 2000 by Ernst & Young LLP, our principal independent auditors, fees incurred are as follows:

  . Annual audit fees: $171,471

  . All other fees:$ 41,040

   (principally, fees for the audit of the employee benefit plans)

                      SECTION 16(a) BENEFICIAL OWNERSHIP
                             REPORTING COMPLIANCE

   The Corporation believes that during 2000 its executive officers and directors complied with all Section 16 filing requirements under Section 16(a) of the Securities Exchange Act of 1934, as amended.

                             SHAREHOLDER PROPOSALS

   Proposals of shareholders intended to be presented at the 2002 Annual Meeting and included in the Corporation's 2002 Proxy Statement must be in writing and received by the Corporate Secretary at the Corporation's principal executive offices, 5875 Castle Creek Parkway, North Drive, Suite 440, Indianapolis, Indiana 46250-4330, by December 3, 2001. In order to be considered timely under the Corporation's Bylaws, as amended, shareholder proposals and shareholder nominations of candidates for election to the Board of Directors intended to be presented at the 2002 Annual Meeting, but not included in the Corporation's 2002 Proxy Statement, must be in writing and received by the Corporate Secretary at the address set forth in the immediately preceding sentence not later than March 3, 2002 and not earlier than February 1, 2002.

                        SOLICITATION AND OTHER MATTERS

   The cost of soliciting proxies will be paid by the Corporation. In addition to solicitations by mail, some directors, officers and regular employees of the Corporation, without extra remuneration, may conduct solicitations by telephone, facsimile and personal interview. The Corporation will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material and annual reports to the beneficial owners of Common Stock. In addition, the Corporation has engaged CIC/Georgeson Shareholder Communications to assist it in the solicitation of proxies, for a fee of approximately $5,000, plus out-of-pocket expenses.

   As of the date of this Proxy Statement, the Board of Directors of the Corporation has no knowledge of any matters to be presented for consideration at the meeting other than those referred to above. However, persons named in the accompanying form of proxy shall have the authority to vote such proxy as to any other matters which do properly come before the meeting and as to matters incidental to the conduct of the meeting, according to their discretion.

                                          By Order of the Board of Directors

                                          Garnet E. King
                                          Corporate Secretary

April 2, 2001
Indianapolis, Indiana

                                                                     Appendix A

                             ALLTRISTA CORPORATION
                            AUDIT COMMITTEE CHARTER

I. Purpose.

   This charter governs the operations of the audit committee. The charter will be reviewed and reassessed by the committee and will be approved by the Board of Directors (the "Board"), at least annually.

II. Function.

   The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities to the shareholders, potential shareholders, the investment community and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the annual independent audit of the company's financial statements, and the legal compliance and ethics programs, as established by management and the Board of Directors. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the corporation's policies, procedures and practices at all levels. The Audit Committee has the authority to conduct or authorize investigations into any matters within the Committee's scope of responsibilities. The committee is empowered to retain independent counsel and other professionals to assist it in the conduct of any investigation.

III. Composition.

   The Audit Committee shall be comprised of at least three directors as determined by the Board, each of who are independent of management and the Company. Members of the committee will be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company. All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Corporation or an outside consultant.

   The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

IV. Responsibilities and Processes.

   The primary responsibility of the Audit Committee is to oversee the Company's financial reporting process on behalf of the Board and report the results of their activities to the Board. Management is responsible for preparing the Company's consolidated financial statements, and the independent auditors are responsible for auditing those consolidated financial statements. The Committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The Committee should take the appropriate action to set the overall corporate "tone" for quality financial reporting, sound business risk practices and ethical behavior.

   The following shall be the principal recurring processes of the audit committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the committee may supplement as appropriate.

  . The committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Board and the audit committee, as representatives of the Company's shareholders. The committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, replace the independent auditors. The committee shall discuss the auditors' independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board. Annually, the committee will review and recommend to the Board the selection of the Company's independent auditors, subject to shareholders' approval.

  . The committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q. Also, the committee will discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards. The chair of the committee may represent the entire committee for the purposes of this review.

  . The committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the committee will discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.

    Please mark your                                                       6328
[X] vote as in this
    example.

    This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted FOR the proposals 1 and 2.

                   FOR      WITHHELD authority for all Nominees
1. Election of
   Directors       [_]       [_]  Nominees:
                                      Richard L. Molen
                                      Lynda W. Popwell

For, except vote withheld from the following nominee(s):

_______________________________________________________


                                                  FOR      AGAINST     ABSTAIN
2. Proposals to approve the appointment of
   Ernst & Young LLP as the independent           [_]        [_]          [_]
   public accountants of the Corporation.

3. In their discretion, the proxies are authorized to vote upon such other business as properly may come before the meeting.


Please sign exactly as name appears at left. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Note: Please sign name exactly as your name appears on the Stock Certificate. When signing as attorney, executor, administrator, trustee, or guardian, please give full title. If more than one trustee, all should sign. All joint owners must sign.


___________________________________________________________

___________________________________________________________
Signature (if held jointly)                      Date


--------------------------------------------------------------------------------
                         /\  FOLD AND DETACH HERE  /\





                   The Board of Directors recommends a vote

                                      FOR

                           proposals 1 and 2 above.

ALLTRISTA Corporation                            PROXY/VOTING INSTRUCTION CARD


5875 Castle Creek Parkway, North Drive, Suite 440, Indianapolis, IN 46250
______________________________________________________________________________
This proxy is solicited on behalf of the Board of Directors for the Annual Meeting on June 1, 2001.

The undersigned hereby appoints Thomas B. Clark, Kevin D. Bower, Jerry T. McDowell, and each or any of them as Proxies, with full power of substitution, to vote all shares of Alltrista Corporation Common Stock entitled to be voted by the undersigned for the election of directors and on Proposal 2 referred to on the reverse side of this Proxy Card and described in the Proxy Statement, and on any other business as properly may come before the Annual Meeting of Shareholders on June 1, 2001, or any adjournment thereof.

This proxy will be voted as directed. If no direction is given, this proxy will be voted FOR Items 1 and 2.

Election of two Directors. Nominees are:
Richard L. Molen, Lynda W. Popwell

PLEASE SIGN AND DATE ON THE REVERSE SIDE AND MAIL PROMPTLY IN THE ENCLOSED ENVELOPE.

                                                                     -----------
                                                                     SEE REVERSE
                                                                         SIDE
                                                                     -----------

--------------------------------------------------------------------------------

                         /\  FOLD AND DETACH HERE  /\




                            YOUR VOTE IS IMPORTANT

                   Please sign, date and return your proxy
                           in the enclosed envelope.